Exhibit 99.1

May 6, 2022

RAVE Restaurant Group, Inc. Reports Third Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter ended March 27, 2022.

Third Quarter Highlights:

•	Total Pizza Inn domestic retail sales increased 27.0% in the third quarter of fiscal 2022 compared to the same period of the prior year.
•	Total Pie Five domestic retail sales increased 19.5% in the third quarter of fiscal 2022 compared to the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales increased 22.8% in the third quarter of fiscal 2022 compared to the same period of the prior year.
•	Pie Five comparable store retail sales increased 21.4% in the third quarter of fiscal 2022 compared to the same period of the prior year.
•	The Company recorded net income of $0.5 million for the third quarter of fiscal 2022 compared to net income of $0.4 million for the same period of the prior year.
•	Income before taxes was $0.5 million for the third quarter of fiscal 2022 compared to net income before taxes of $0.4 million for the same period of the prior year.
•	Total revenue increased by $0.4 million to $2.6 million for the third quarter of fiscal 2022 compared to the same period of the prior year.
•	Convertible Notes decreased $1.6 million during the third quarter of fiscal 2022 to zero at March 27, 2022 due to full repayment in cash at maturity on February 15, 2022.
•	On a fully diluted basis, net income increased $0.01 per share to $0.03 per share for the third quarter of fiscal 2022 compared to $0.02 per share for the same period of the prior year.
•	Cash and cash equivalents decreased $1.0 million during the third quarter of fiscal 2022 to $7.2 million at March 27, 2022.
•	Pizza Inn domestic unit count finished at 128.
•	Pizza Inn international unit count finished at 31.
•	Pie Five domestic unit count finished at 33.

“Eight consecutive quarters of profitability should not go unnoticed. Our Pie Five and Pizza Inn brands are energized by strong sales and profitability, relatively stable store count and smart management of our cash,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, “Our 20% total revenue increase was driven by strong same-store sales growth, relative unit count stability, and strong performance among new Pizza Inn units. These factors combined with strong cost controls yielded our eighth consecutive quarter of profitability. In the third quarter, we leveraged our strong cash position to extinguish our $1.6 million in outstanding Convertible Notes and continue to hold in excess of $7.2 million in cash.”

Solano also credited the success of the previous eight quarters to the Company’s laser focus on its core products while challenging each brand to innovate. “Specifically, Pie Five saw strong results from the launch of Mike’s Sticky Fingers Pizza and Pizza Inn’s rollout of House Pan Pizza. Looking ahead, I am excited about our innovation pipeline with the recent launch of Pizza Inn’s NYXL Pizza. It is a well-timed value play, especially with rising inflation that should directly impact our buffet-loving customers. We expect to continue our innovation pipeline to keep driving same-store sales. We are also updating our look, and in the coming months will open our first prototype, featuring a new buffet design,” Solano concluded.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company owns, franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainnofficial and @piefivepizza.

About Pizza Inn

Since 1958, Pizza Inn’s popular pizza buffet, and friendly service have solidified the brand as America’s hometown pizza place. Customers have been drawn to Pizza Inn for its reputation of using house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce. This, combined with its small-town vibe, are the hallmarks of its restaurants that feature signature pan pizzas, chocolate chip ‘pizzerts,’ pasta dishes, salads and innovative creations that reflect today’s customer cravings. The brand continues to thrive with new menu innovations including its popular NYXL pizza. Follow Pizza Inn on Instagram @pizzainnofficial and to learn more about franchising opportunities visit https://www.pizzainn.com/franchise/.

About Pie Five Pizza

Pie Five Pizza redefined fast-casual pizza by accelerating the baking time of its craft pizzas, without compromising quality. Pie Five offers individual, handcrafted pizzas with house-made dough, baked fresh daily. The made-to-order pizzas feature house-shredded 100% whole milk mozzarella cheese, house-made marinara sauce and freshly chopped garden vegetables. Pie Five has been recognized as Fast Casual’s Top “Movers & Shakers”, “Best Franchise Deal” by QSR Magazine and Hot Concepts winner by Nation’s Restaurant News. For more information, visit PieFivePizza.com and follow Pie Five on Instagram @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021
REVENUES:	$2,620	$2,183	$7,869	$6,214

COSTS AND EXPENSES:
Cost of sales	1	76	1	229
General and administrative expenses	1,357	1,250	3,940	3,524
Franchise expenses	705	629	2,475	1,782
Gain on sale of assets	-	(156)	-	(156)
Impairment of long-lived assets and other lease charges	-	-	-	21
Bad debt expense (recovery)	1	(97)	9	18
Interest expense	14	23	61	69
Depreciation and amortization expense	46	41	138	128
Total costs and expenses	2,124	1,766	6,624	5,615

INCOME BEFORE TAXES	496	417	1,245	599
Income tax expense	3	1	10	5
NET INCOME	493	416	1,235	594

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.03	$0.02	$0.07	$0.03

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.03	$0.02	$0.07	$0.03

Weighted average common shares outstanding - basic	18,005	17,991	18,005	17,061

Weighted average common and potential dilutive common shares outstanding	18,452	18,789	18,686	17,859

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 27, 2022	June 27, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,237	$8,330
Accounts receivable, less allowance for bad debts of $22 and $47, respectively	1,175	911
Notes receivable, current	443	901
Deferred contract charges, current	36	35
Prepaid expenses and other	131	196
Total current assets	9,022	10,373

LONG-TERM ASSETS
Property, plant and equipment, net	365	445
Operating lease right of use asset, net	1,771	2,085
Intangible assets definite-lived, net	196	183
Notes receivable, net of current portion	242	52
Deferred contract charges, net of current portion	223	207
Total assets	$11,819	$13,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$615	$644
Accrued expenses	749	924
Other current liabilities	46	46
Operating lease liability, current	483	465
Short term loan, current	60	250
Convertible notes short term, net of unamortized debt issuance costs and discounts	-	1,576
Deferred revenues, current	430	626
Total current liabilities	2,383	4,531

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,546	1,911
Deferred revenues, net of current portion	795	1,170
Total liabilities	4,724	7,612

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 18,004,904 and 18,004,904 shares, respectively	251	251
Additional paid-in capital	37,342	37,215
Accumulated deficit	(5,961)	(7,196)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	7,095	5,733

Total liabilities and shareholders’ equity	$11,819	$13,345

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 27, 2022	March 28, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,235	$594
Adjustments to reconcile net income to cash provided by/(used in) operating activities:
Impairment of long-lived assets and other lease charges	-	21
Stock compensation expense	127	39
Depreciation and amortization	105	100
Amortization of operating right of use assets	314	435
Amortization of intangible assets definite-lived	33	28
Amortization of debt issue costs	21	20
Gain on the sale of assets	-	(156)
Provision for bad debt	9	18
Changes in operating assets and liabilities:
Accounts receivable	(273)	(245)
Notes receivable	28	(144)
Deferred contract charges	(17)	23
Prepaid expenses and other	65	(57)
Deposits and other	-	5
Accounts payable - trade	(29)	(1)
Accounts payable - lease termination impairments	-	(428)
Accrued expenses	(175)	201
Operating lease liability	(347)	(470)
Deferred revenue	(571)	(289)
Other long-term liabilities	-	(51)
Cash provided by/(used in) operating activities	525	(357)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	240	40
Purchase of intangible assets definite-lived	(46)	-
Purchase of property, plant and equipment	(25)	(29)
Cash provided by investing activities	169	11

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	-	3,761
Equity issuance costs - ATM offering	-	(131)
Payment of Convertible Notes	(1,597)	-
Short term loan, current	(190)	-
Cash (used in)/provided by financing activities	(1,787)	3,630

Net (decrease)/increase in cash and cash equivalents	(1,093)	3,284
Cash and cash equivalents, beginning of period	8,330	3,203
Cash and cash equivalents, end of period	$7,237	$6,487

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$64	$64
Income taxes	$8	$16

Non-cash activities:
Conversion of notes to common shares	$-	$-
Operating lease right of use assets at adoption	$-	$-
Operating lease liability at adoption	$-	$-

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021
Net income	$493	$416	$1,235	$594
Interest expense	14	23	61	69
Income taxes	3	1	10	5
Depreciation and amortization	46	41	138	128
EBITDA	$556	$481	$1,444	$796
Stock compensation expense	42	39	127	39
Severance	-	-	33	-
Gain on sale of assets	-	(156)	-	(156)
Impairment of long-lived assets and other lease charges	-	-	-	21
Franchisee default and closed store revenue	(9)	(43)	(21)	(154)
Closed and non-operating store costs	1	77	3	235
Adjusted EBITDA	$590	$398	$1,586	$781